CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 596 and Amendment No. 599 to the Registration Statement on Form N-1A of EA Series Trust and to the use of our report dated January 29, 2026 on the financial statements and financial highlights of Cambria Endowment Style ETF, Cambria Global EW ETF and Cambria Tax Aware ETF, each a series of shares of EA Series Trust. Such financial statements and financial highlights appear in the 2025 Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 25, 2026